UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 5, 2025

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1099 Alakea Street, Suite 2200, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 5, 2025 (the “Closing Date”), each of Hawaiian Electric Industries, Inc. (“HEI”) and Hawaiian Electric Company, Inc. (“Hawaiian Electric” and, together with HEI, the “Companies”) entered into a fourth amended and restated senior unsecured revolving credit facility (each, an “Amended Facility”) with a syndicate of financial institutions, Wells Fargo Bank, National Association, as an issuing bank, and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, swingline lender and an issuing bank. Each Amended Facility amended and restated the respective Company’s third amended and restated credit agreement, each dated as of May 14, 2021 (each such credit agreement as amended prior to Closing Date, an “Original Facility”), with the lenders party thereto and JPM, as administrative agent, swingline lender and issuing bank. In connection with the amendment and restatement of the Original Facilities, no loans or letters of credit will be drawn or issued under either Amended Facility, except that approximately $25 million in aggregate principal amount of loans that were outstanding under the Original Facility of Hawaiian Electric will remain outstanding on the Closing Date under Hawaiian Electric’s Amended Facility.
The aggregate amount of revolving commitments available to HEI under its Amended Facility was increased to $300 million from $175 million under its Original Facility and includes a $25 million letter of credit sub-facility and a $30 million swingline sub-facility. The term of HEI’s Original Facility was extended under its Amended Facility to September 5, 2030. HEI’s Amended Facility also allows for commitment increases of up to an additional $50 million, subject to customary conditions.
The aggregate amount of revolving commitments available to Hawaiian Electric under its Amended Facility was increased to $300 million from $200 million under its Original Facility and includes a $40 million letter of credit sub-facility and a $30 million swingline sub-facility. The term of Hawaiian Electric’s Original Facility was extended under its Amended Facility to September 4, 2026, subject to an automatic extension to the earlier of (x) such date specified in a final order or approval of the Public Utilities Commission of the State of Hawaii and (y) if such order or approval is obtained, the fifth anniversary of the Closing Date. Hawaiian Electric’s Amended Facility also allows for commitment increases of up to an additional $75 million, subject to customary conditions.
Borrowings by each Company under its Amended Facility may be used for its working capital needs and other general corporate purposes and will bear interest, at such Company’s option, at rates per annum based on (1) a term SOFR rate or a daily simple SOFR Rate, in each case, plus an applicable margin based on such Company’s then-current corporate issuer ratings and (2) an alternate base rate plus an applicable margin based on such Company’s then-current corporate issuer ratings. Undrawn commitments under each Company’s Amended Facility will incur a commitment fee on the average daily amount of such undrawn commitments at a rate based upon such Company’s then-current corporate issuer ratings. Each Company will also be obligated to pay each issuing bank a fronting fee on the daily maximum stated amount then available to be drawn on each letter of credit issued by such issuing bank for the account of such Company.
The Amended Facilities include customary (a) conditions precedent to the making of extensions of credit, (b) events of default, and (c) financial and negative covenants, including:
(i) in the case of the Amended Facility of HEI, (A) a maximum capitalization ratio, (B) a restricted payments covenant that limits HEI from making dividends and distributions, redemptions, and repurchases of any of its equity and payments on, and prepayments, repurchases, and redemptions of, any of its subordinated debt, in each case, until the Covenant Relief Date (as defined below), which restricted payments covenant is subject to customary carve-outs, and (C) a lien covenant applicable to HEI with customary carve-outs, including a carve-out for liens securing debt and other obligations of HEI and its significant subsidiaries in an aggregate principal amount not exceeding (1) prior to the Covenant Relief Date, 10% of its consolidated net worth and (2) on or after the Covenant Relief Date, 15% of its consolidated net worth; and
(ii) in the case of the Amended Facility of Hawaiian Electric, (A) a maximum consolidated capitalization ratio, (B) a lien covenant applicable to Hawaiian Electric and its significant subsidiaries with customary carve-outs, including a carve-out for liens securing debt and other obligations of Hawaiian Electric and its significant subsidiaries in an aggregate principal amount not exceeding (1) prior to the Covenant Relief Date, 10% of its consolidated capitalization, and (2) on or after the Covenant Relief Date, 15% of its consolidated capitalization, and (C) a covenant that limits the ability of Hawaiian Electric and any of its significant subsidiaries to guarantee debt of any of Hawaiian Electric’s direct or indirect electric utility subsidiaries if, after the incurrence of such subsidiary debt, the consolidated subsidiary funded debt to capitalization ratio of such significant subsidiary would exceed the ratio specified in the Amended Facility of Hawaiian Electric.
As used herein, the term “Covenant Relief Date” means, with respect to each Company under its Amended Facility, the earlier to occur of (x) the date on which such Company achieves an investment grade corporate issuer rating and (y) the date on which HEI or Hawaiian Electric have either satisfied all payment obligations under the previously disclosed settlement agreements to settle the tort litigation (expressly excluding securities and derivative actions) arising out of the 2023 Maui windstorm and wildfires on a global basis or have raised funds in an amount sufficient, or have otherwise arranged, for the payment of all such payment obligations of HEI and Hawaiian Electric under such settlement agreements to the satisfaction of the administrative agent under the applicable Amended Facility.
The Amended Facility of each Company does not contain clauses that would affect access to such Amended Facility by reason of a ratings downgrade of such Company, nor does either have broad “material adverse change” clauses.
The foregoing description of the Amended Facilities does not purport to be a complete description of the Amended Facilities and is qualified in its entirety by reference to the full text of the Amended Facilities, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s press release and Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

Item 7.01 Regulation FD Disclosure.
Hawaiian Electric and its subsidiaries, Maui Electric Company, Limited (“Maui Electric”) and Hawaii Electric Light Company, Inc. (“Hawaii Electric Light”), have elected to redeem all of their respective outstanding series of cumulative preferred stock, as set forth below. Notices of redemption will be sent to holders of the cumulative preferred stock in accordance with the respective terms thereof. Hawaiian Electric, Maui Electric and Hawaii Electric Light expect to redeem the cumulative preferred stock on October 15, 2025.
•Maui Electric has elected to redeem all of its Series H 7.625% Cumulative Preferred Stock, par value $100 per share, at a redemption price equal to $100.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date.
•Hawaii Electric Light has elected to redeem all of its Series G 7.625% Cumulative Preferred Stock, par value $100 per share, at a redemption price equal to $100.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date.
•Hawaiian Electric has elected to redeem all of the following series of cumulative preferred stock:
◦Series C 4¼% Cumulative Preferred Stock, par value $20 per share, at a redemption price equal to $21.00 per share;
◦Series D 5% Cumulative Preferred Stock, par value $20 per share, at a redemption price equal to $21.00 per share;

◦Series E 5% Cumulative Preferred Stock, par value $20 per share, at a redemption price equal to $21.00 per share;
◦Series H 5¼% Cumulative Preferred Stock, par value $20 per share, at a redemption price equal to $21.00 per share;
◦Series I 5% Cumulative Preferred Stock, par value $20 per share, at a redemption price equal to $20.00 per share;
◦Series J 4¾% Cumulative Preferred Stock, par value $20 per share, at a redemption price equal to $21.00 per share; and
◦Series K 4.65% Cumulative Preferred Stock, par value $20 per share, at a redemption price equal to $21.00 per share, in each case, plus accrued and unpaid dividends to, but not including, the redemption date.
Hawaiian Electric, Maui Electric and Hawaii Electric Light intend to use cash on hand to fund the redemptions. Following redemptions, none of the above series of cumulative preferred stock will remain outstanding. Holders of the cumulative preferred stock are not required to take any action at this time and should await the official notices of redemption, which will provide instructions for surrendering shares and receiving the applicable redemption price.
This Current Report on Form 8-K does not constitute a notice of redemption of the cumulative preferred stock referred to above. There can be no assurances that the redemptions will occur.
The information furnished in connection with Item 7.01 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS
This report may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. Forward-looking statements include, without limitation, statements regarding the anticipated redemptions of cumulative preferred stock and the expected timing of related notices and payments. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially include, among others, market conditions, legal or regulatory requirements, and other factors described from time to time in HEI’s and Hawaiian Electric’s filings with the SEC. HEI and Hawaiian Electric undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1*	Fourth Amended and Restated Credit Agreement, dated as of September 5, 2025, by and among Hawaiian Electric Industries, Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association, as an issuing bank, and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and an issuing bank.
10.2*	Fourth Amended and Restated Credit Agreement, dated as of September 5, 2025, by and among Hawaiian Electric Company, Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association, as an issuing bank, and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and an issuing bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Scott T. DeGhetto	/s/ Paul K. Ito
Scott T. DeGhetto	Paul K. Ito
Executive Vice President and	Senior Vice President,
Chief Financial Officer	Chief Financial Officer and Treasurer

Date: September 8, 2025	Date: September 8, 2025

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